Exhibit 23.3

CONSENT OF TASACIONES FIESTAS S.A.C

We hereby consent to the use of our name in the Registration Statement on Form F-1, as amended, of Camposol Holding PLC (the “Registration Statement”) and the references to and information contained in the Appraisal of lands property report dated June 30, 2020 prepared for Camposol Holding PLC, wherever appearing in the Registration Statement.

Dated: May 3, 2021

TASACIONES FIESTAS S.A.C

By:	/s/ Jose Eduardo Fiestas Dejo
Name:	JOSE EDUARDO FIESTAS DEJO
Title:	VALUATION MANAGER